SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2005
TIPPERARY CORPORATION
(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
303-293-9379
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets
     On October 28, 2005, Tipperary Corporation (the “Company”) and Santos International Holdings Pty Ltd. (“SIH”) consummated the merger (the “Merger”) as set forth in the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 4, 2005, by and among SIH, Santos Acquisition Co. (“Merger Sub”) and the Company. As a result of the Merger the Company became a wholly-owned subsidiary of SIH. Pursuant to the Merger, holders of approximately 18.9 million shares of the Company’s common stock were entitled to receive $7.43 in cash, without interest, for each share of stock held. A description of the Merger, including the related interests of directors and officers of the Company, was previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 27, 2005, on Schedule 14A.
ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     In connection with the closing of the Merger, the Company notified the American Stock Exchange (“AMEX”) that each of the shares of the Company’s common stock, par value $0.02 per share, not held by SIH has been converted into the right to receive $7.43 per share, as described in Item 2.01, and requested that the AMEX file with the Securities and Exchange Commission an application on Form 25 to strike the Company’s common stock from listing and registration thereon. Concurrently with the filing of this report, the Company has filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under Section 12(g) of Securities Exchange Act of 1934.
ITEM 5.01 Changes in Control of Registrant
     Immediately following the consummation of the Merger on October 28, 2005, SIH contributed 100% of the Company’s common stock to Santos Americas and Europe Corporation, a Delaware corporation (“SAEC”) and a wholly-owned subsidiary of SIH. The consideration consisted solely of additional shares of SAEC common stock issued to SIH. Following such contribution, the Company is a wholly-owned subsidiary of SAEC.
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As a result of the Merger the Company became a wholly-owned subsidiary of SIH (SIH subsequently contributed 100% of the Company’s common stock to SAEC, also a wholly-owned subsidiary of SIH, as described in Item 5.01). Pursuant to the Merger Agreement, the directors and officers of Merger Sub immediately prior to the effective time of the Merger became the directors and officers of the Company.
     Accordingly, as of the effective time of the Merger, none of the officers or directors of the Company prior to the Merger remained as officers or directors of the Company following the Merger. SIH, as the sole stockholder of the Company as of the effective time of the Merger, appointed Kathleen A. Hogenson and Benjamin H. Bates as the directors of the Company. The information required by Item 404(a) of Regulation S-K with respect to Ms. Hogenson and Mr. Bates is incorporated by reference to the Company’s definitive proxy statement filed with the

Securities and Exchange Commission on September 27, 2005, on Schedule 14A. Both directors are members of each standing committee of the Board of Directors.
     Additionally, as of the effective time of the Merger, the following persons were appointed as officers of the Company: Kathleen A. Hogenson, President; Benjamin H. Bates, Vice President; David L. Bradshaw, Vice President; Jeffrey T. Obourn, Vice President; Kenneth L. Ancell, Vice President; Howard K. Selzer, Chief Financial Officer and Treasurer; Joseph B. Feiten, Vice President of Accounting; and Louise A. Glenn, Secretary.
     Mr. Selzer is Vice President of Accounting and Marketing for Santos USA Corp., a position he has held since 2004. Since September 2003, Mr. Selzer has served as Director and Chief Financial Officer of Santos USA Corp. and SAEC, both of which are affiliates of Santos Limited. Prior to that, Mr. Selzer served as Senior Director and Controller for Enron Global Exploration & Production. Mr. Selzer is a Certified Public Accountant and a citizen of the United States. The information with respect to such other persons required by Item 401(b), (d), (e) and Item 404(a) of Regulation S-K is incorporated by reference to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 27, 2005, on Schedule 14A.
ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10.38	Amended and Restated Agreement and Plan of Merger, dated July 4, 2005 among the Company and SIH (incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2005).

	20.1	Definitive Proxy Statement filed with the Securities and Exchange Commission on September 27, 2005, on Schedule 14A (incorporated by reference).

	99.9	Press release dated October 28, 2005

SIGNATURE
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATION
By:	/s/ Louise A. Glenn
Secretary

Date: November 1, 2005

Exhibit No.	Description

10.38	Amended and Restated Agreement and Plan of Merger, dated July 4, 2005 among the Company and SIH (incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2005).

20.1	Definitive Proxy Statement filed with the Securities and Exchange Commission on September 27, 2005, on Schedule 14A (incorporated by reference).

99.9	Press release dated October 28, 2005